SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant        [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14A-11(c) or ss. 240.14a-12

                             DHB Capital Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box  if any part of the  fee is  offset as  provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                             DHB CAPITAL GROUP INC.
                              11 Old Westbury Road
                          Old Westbury, New York 11568

                             Telephone: 516-997-1155

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            IN LIEU OF ANNUAL MEETING

NOTICE IS HEREBY given that a Special Meeting of Shareholders in lieu of the 1996 Annual Meeting of Shareholders of DHB Capital Group Inc., (the "Company") will be held on Monday, December 30, 1996 at 4:00 P.M. at the offices of NDL Products Inc. located at 4031 Northeast 12th Terrace, Oakland Park, Florida 33334. The meeting is being called for the following purposes:

1.      To elect six directors.

2. To amend the Company's Certificate of Incorporation to increase the number of authorized Common Shares of the Company from 25,000,000 to 100,000,000 Common Shares.

3.      To ratify the appointment of independent accountants.

4.      To transact such other business as may properly come before the meeting.

Accompanying this Notice is the Proxy Statement and Form of Proxy.

Only Shareholders of record at the close of business on December 5, 1996 will be entitled to vote at the meeting and any adjournments thereof.

DATED: Old Westbury, New York, December 5, 1996

                       BY ORDER OF THE BOARD OF DIRECTORS

                                                              Mary Kreidell,
                                                              Secretary

                             YOUR VOTE IS IMPORTANT

Please complete, sign, date and return the enclosed proxy so that your shares will be represented at the meeting. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

                             DHB CAPITAL GROUP INC.
                              11 Old Westbury Road
                          Old Westbury, New York 11568

                             Telephone: 516-997-1155


                                 PROXY STATEMENT

This Proxy Statement and accompanying proxy are first being sent to shareholders on or about December 6, 1996.

The accompanying proxy is solicited by the Board of Directors. It may be revoked at any time before being voted by written notice given to the secretary of the meeting or by the delivery of a later dated proxy. Proxies properly executed, duly returned to the Company and not revoked, will be voted at the meeting in accordance with the directions specified in the proxy. If no directions are given, the proxy will be voted FOR the election of the five nominees listed on the proxy and FOR Proposals 2 and 3. The Board of Directors is not aware at the date hereof of any other matter proposed to be presented at the meeting, and does not believe that any matter may be properly presented other than the election of directors and Proposals 2 and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the meeting does not of itself revoke the proxy.

                                  VOTING RIGHTS

The only securities of the Company entitled to be voted are shares of Common Stock. The Company is authorized to issue 25,000,000 Common shares, par value $.001 per share. There are issued and outstanding 22,999,008 shares of Common Stock as of the close of business December 5, 1996, the record date for the meeting, each of which is entitled to one vote on each matter to be voted on at the meeting.

A quorum consisting of a majority of all shares outstanding and entitled to vote at the meeting, present in person or represented by proxy, is required for the purpose of considering all of the matters to come before the meeting. A quorum being present, directors are elected by a plurality of shares present in person or represented by proxy and entitled to vote; approval of the amendment of the Company's Certificate of Incorporation to increase the authorized number of Common Shares require the affirmative vote of a majority of shares issued and outstanding and entitled to vote, present in person or represented by proxy; and the ratification of the appointment of independent accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.

At the meeting, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the meeting, shares held by shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the meeting in person or by proxy by a broker or by a nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.

                         PERSONS MAKING THE SOLICITATION

         Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

                                  ANNUAL REPORT

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 11 OLD WESTBURY ROAD, OLD WESTBURY, NEW YORK 11568, ATTENTION MARY KREIDELL, SECRETARY. THE FORM 10-KSB INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

         Each director of the Company is elected annually and holds office until the next Annual Meeting of Shareholders and until his successor is duly elected. In the absence of instructions to the contrary the shares represented by proxy will be voted FOR the nominees listed below. All the nominees, except Patrick J. Garvey, Morton A. Cohen and Robert Trevisani are currently directors, and all have consented to be named and to serve if elected.

MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES LISTED BELOW. IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

The Board of Directors recommends that Shareholders vote FOR the nominees named below. A plurality of the votes cast at the Meeting is required to elect each director. Certain information regarding each nominee for director is given below.

                                    Director
Name                        Age      Since          Position With The Company
----                        ---      -----          -------------------------
David H. Brooks              41      10/92          Chairman, CEO & Director

Mary Kreidell                43      10/92          Secretary/Treasurer/Director

Gary Nadelman                44      11/95          Director

Patrick J. Garvey            61                     Nominee for Director

Morton A. Cohen              61                     Nominee for Director

Robert Trevisani             62                     Nominee for Director

         The Directors serve for a term of one year following their election at the Annual Meeting of Shareholders, and until their successors have been elected and qualified.

         David H. Brooks has served as Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Brooks has been the Chairman of the Board, President and a Director of Brooks Industries of L.I., Inc. ("Brooks Industries"), since October 1988, a New York corporation of which he is the sole shareholder and through which he makes investments. Brooks Industries engages in the venture capital business and in securities trading. Mr. Brooks served as a consultant to U.S. Alcohol Testing of America Inc. during the period from February 1991 to November 1992 and has, through Brooks Industries, served as a consultant to Good Ideas Enterprises, Inc., a majority-owned indirect subsidiary of U.S. Alcohol pursuant to an agreement having a five-year term expiring in May 1997. Mr. Brooks served as a consultant to The Thunder Group, Inc. from October 25, 1991, until the filing of an involuntary Chapter 11 bankruptcy petition against The Thunder Group in February 1993. In each case, Mr. Brooks provided advice on matters relating to the business, financial management and marketing activities. Mr. Brooks does not serve as a consultant to any other company at the present time and, other than as previously described, he has not served in such capacity for more than the past five years. Mr. Brooks received a bachelor of science degree in accounting from New York University in 1976. Since that time he has been engaged principally as an investor for his own account.

         David H. Brooks, his brother Jeffrey Brooks, and Jeffrey Brooks Securities, Inc. ("JBSI"), which was wholly owned by Jeffrey Brooks, entered into a consent decree in December 1992 with the SEC. The SEC had filed a civil complaint in the United States District Court for the Southern District of New York (Docket No. 922846) alleging that an employee of JBSI was involved in an unlawful insider-trading scheme allegedly conducted through JBSI and the filing of false information by JBSI, a registered broker-dealer. The SEC alleged that JBSI did not establish, maintain or enforce policies and procedures that are required under Section 15(f) of the Exchange Act, designed to detect and prevent insider trading by an employee of JBSI, and that

JBSI did not make required disclosures under Section 15(b) of the Exchange Act. The SEC further alleged that David Brooks exercised "de facto control" of certain aspects of JBSI's operations and that David Brooks and Jeffrey Brooks aided and abetted the reporting violations of JBSI. Pursuant to the settlement of these charges, without admitting or denying such allegations, David Brooks, Jeffrey Brooks and JBSI were assessed an aggregate civil fine of $405,000 and were enjoined from future violations of Section 15(b) and 15(f) of the Exchange Act; David Brooks was barred from having any direct or indirect interest in, or acting as a director, officer or employee of, any broker, dealer, municipal securities dealer, investment advisor, or investment company (provided that David Brooks is able to apply to become so associated after a five-year period); Jeffrey Brooks is prohibited from acting in a supervisory capacity with respect to any employee or any broker, dealer, municipal securities dealer, investment company or investment advisor for a period of one year; and JBSI was required to institute and maintain procedures pursuant to Section 15(f) of the Exchange Act. Mr. David Brooks is not under any prohibition from serving as an officer or director of any public company other than a registered broker-dealer or an investment company.

         Mary Kreidell has served as Treasurer, Secretary, and a Director of the Company since its inception. Mrs. Kreidell became a Certified Public Accountant in 1991. She worked for Israeloff, Trattner & Co. CPA'S, P.C., a certified public accounting firm, for four years prior thereto.

         Gary Nadelman has been the president of Synari, Inc., of New York, NY, a privately held manufacturer and distributor of women's sportswear and other apparel, for more than 5 years.

         Patrick J. Garvey is the Director of Canal Enterprises for the N.Y. State Thruway authority and is a wholly owned subsidiary, the N.Y. State Canal Corp. (development for commercial shipping and economic development initiatives). Prior to joining the Thruway Authority in 1993, he served for more than seven years as the Commander of Camp Smith in Peekskill, N.Y and as Legislative Assistant to the Adjunct General of N.Y. Mr. Garvey is also a retired colonel in the United States Marine Corps Reserve.

         Morton A. Cohen has over ten years experience in venture capital and over twenty-five years experience in the public securities industry, both as securities analyst and investment banker. Also, he has successfully managed several emerging growth companies. Mr. Cohen has been Chairman, President and Chief Executive Officer of Clarion Capital Corp. since 1982. Mr. Cohen served as Governor of the Montreal Stock Exchange, is a Chartered Financial Analyst and holder of an M.B.A. from the Wharton School of Business of the University of Pennsylvania. Mr. Cohen was a member of the Small Business Investment Advisory of Small Business Investment Companies and is a member of the Small Business Investment Advisory Council. He is the Chairman of Monitek Technologies, Inc. (Nasdaq) and Zenex Corp. (NYSE), Chairman of Cohesant Technologies (Nasdaq) and Director of Gothic Energy (Nasdaq).

         Robert Trevisani is a senior partner in the Boston and Washington D.C. law firm of Gadsby & Hannah. He was a former Special Trial Counsel for the General Counsel of the U.S. Treasury Department in New York City. He holds degrees from Boston College (AB), Boston College of Law (JD) and New York University Graduate School of Law (LLD).

Executive Officers

Two of the executive officers of the Company, David H. Brooks and Mary Kreidell, are also directors and nominees, and are identified above. Information follows on the other current executive officers and key employees of the Company.

         Leonard Rosen is a founder of Protective Apparel Corporation of America ("PACA"), the Company's subsidiary, and has served as its President since its inception in 1975. He is actively involved in all facets of PACA's operations, from production to sales. Mr. Rosen has experience in the apparel industry for over 35 years. He worked closely in the research and development of ballistic-resistant soft body armor and helmets with the Federal Government, including serving as a charter member of the committee that conceived the National Institute of Justice "Ol" Standard for ballistic body armor.

         Joseph Giaquinto has been President of the Company's subsidiary, NDL Products, Inc. ("NDL") since March, 1995. for more than 7 years prior thereto, he was a vice president of sales for Tru-Fit Marketing of Boston, Massachusetts.

Executive Compensation.

         Summary Compensation Table. The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of its other executive officers whose total salary and bonus for the year ended December 31, 1995, exceeded $100,000:

                                                                                                 Long-Term
                                                                                               Compensation
                                                                                               ------------
                                                             Annual Compensation                  Awards
                                                  ------------------------------------------   ------------
                                                                                                Securities
                                                                                  Other         underlying
Name and Principal                                                                Annual         Options/-
Position                              Year         Salary(1)        Bonus       Compensation       SAR's
--------                              ----         ---------        -----       ------------       -----
David Brooks,                         1995          39,583            0              0              02
Chairman, CEO

                                      1994          50,000            0              0               0





Leonard Rosen,                        1995         125,000            0              04              0
President of PACA

                                      1994         115,000            0              0               0
-------------------------

     (1) Although certain officers receive certain perquisites such as auto allowances and expense allowances, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the respective officers' salary and bonus.

     (2) Certain  warrants  were  awarded to Mrs.  Terry  Brooks in 1994 and Mr.
     David   Brooks  in  1996;   see   "Employment   Agreements"   and  "Certain
     Transactions."

     (3) Mr. Rosen is the lessor of PACA's premises in Norris, Tennessee. See "Properties" and "Certain Transactions." The Company does not consider the lease payments to be compensation, because they are not in excess of the fair market value of the lease.

     (4) In October 1995, the Company adopted a plan (the "1995 Stock Option Plan" or the "Plan") pursuant to which the Board of Directors or a committee (the "committee") of the Board is authorized to award up to 3,500,000 shares of Common Stock, after giving effect to a 50% stock dividend paid on July 16, 1996, to selected officers, employees, agents, consultants and other persons who render services to the Company. The options may be issued on such terms and conditions as determined by the Board or Committee, and may be issued so as to qualify as incentive stock options under Internal Revenue Code Section 422A. The directors who are authorized to award options are not eligible to receive options under the Plan. The Company has filed a registration statement with respect to the Plan, and shares ("Option Shares") of Common Stock acquired under the Plan are eligible for resale by non-affiliates without further registration under the Act; Option Shares acquired by affiliates of the Company are subject to the registration requirements of the Act.

         Employment Agreements. Mr. Brooks, the CEO of DHB Capital Group Inc. is employed pursuant to a five year employment agreement which was entered into April 1, 1996. Pursuant to the agreement Mr. Brooks receives an annual salary of $250,000 through April 1997 with annual increases of $25,000. The terms of Mr. Brooks's contract provide for 750,000 of warrants exercisable at $2.33 for five years. In addition, Mr. Brooks receives an annual bonus of ten percent of the net profit. As the Company has businesses in Florida and requires Mr. Brooks to spend considerable time there, this contract include provisions for certain of his Florida living expenses.

         Mr. Rosen is employed pursuant to a five-year employment agreement with PACA which was entered into at the time the Company acquired PACA, i.e., November 6, 1992. Pursuant to the agreement, Mr. Rosen received salary at the annual rate of $125,000 until November 1996, and thereafter receives an annual increase of $10,000.

         Mr. Giaquinto, President of NDL, has a three year employment contract providing for an annual base salary of $100,000 and options to purchase 49,500 shares of common stock at a price of $1.33 per share exercisable at the rate of not more than 16,500 shares per year.

         Stock Options. In the year ended December 31, 1995, the Company did not grant stock options, warrants or similar securities, rights or interests to any of the executive officers of the Company listed in the Summary Compensation Table above, and no options, warrants or similar securities, rights or interests were exercised by any such executive officers. In 1994, a warrant was issued to Mrs. Terry Brooks in exchange for loans by Mrs. Brooks and her pledging of certain assets to secure the Company's indebtedness to The Chase Manhattan Bank, N.A. ("Chase"). See "Certain Transactions."

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock as of September 30, 1996, after giving effect to a 50% Stock Dividend paid on July 16, 1996, for (i) each person known by the Company to beneficially own more than five percent of the shares of outstanding Common Stock, (ii) each of the executive officers listed in the Summary Compensation Table in "Management - Executive Compensation" and (iii) all of the Company's executive officers and directors as a group except as otherwise indicated, all shares are beneficially owned, and investments and voting power is held by the persons named as the owners.

                                                               Number of Shares
         Name and Address                                     Beneficially Owned        Percent Owned (1)
         ----------------                                     ------------------        -----------------
         David H. Brooks                                        16,500,600 (2)                   60%
         11 Old Westbury Road
         Old Westbury, New York 11568

         Jeffrey Brooks                                          1,987,500 (3)                  7.2%
         44 Coconut Row, Palm Beach, FL 33480

         Leonard Rosen                                             120,142 (4)                    *
         148 Cedar Place, Norris, TN

         Mary Kreidell                                              88,875 (5)                    *
         11 Old Westbury Rd., Old Westbury, NY 11568


         Gary Nadelman                                             247,500 (6)
         6 Old Farm La., Old Westbury, NY 11568

         Patrick J. Garvey**                                           -0-
         14-5 Wood Lake Rd., Albany, NY 12203

         Morton A. Cohen**                                             -0-
         1801 E. 9th St., Ste. 510, Cleveland, OH 44114

         Robert Trevisani**                                            -0-
         125 Summer St., Boston, MA 02110

         All Officers and Directors,
         as a group (7 persons)                                 16,957,117                       61%
-------------------

*      Less than one (1%) percent
**     Nominees for Director

(1) Based upon 27,604,529 shares outstanding as of September 30, 1996, after giving effect to the Stock Dividend, increased by, with respect to Mr. Brooks, 3,750,000 shares acquirable by his wife pursuant to a warrant to purchase
3,750,000 shares at a price per share of $1.33 and the 750,000 warrants acquirable by Mr. Brooks at $2.33 as well as 75,000 warrants exercisable at $1.33 for each, Ms. Kreidell and Mr. Rosen. (See proposal 2).

(2) Consists of 7,500,600 shares owned by Mr. Brooks and 4,500,000 owned by his wife as custodian for his minor children, and 3,750,000 shares which may be acquired by Mrs. Brooks upon exercise of a warrant to purchase such shares at a price per share of $1.33. Messrs. David H. Brooks and Jeffrey Brooks are brothers. Each disclaims beneficial ownership of shares owned by the other.

(3) Messrs. David H. Brooks and Jeffrey Brooks are brothers. Each disclaims beneficial ownership of shares owned by the other.

(4) Consists of 45,142 shares outstanding and 75,000 shares acquirable under warrants awarded to Mr. Rosen; does not include 4,350 shares owned by Mr. Rosen's wife, as to which Mr. Rosen disclaims beneficial ownership.

(5) Includes 75,000 shares which may be acquired upon the exercise of currently exerciseable warrants. Also includes 1,500 shares owned by Mrs. Kreidell's spouse. Mrs. Kreidell disclaims any beneficial interest in such shares.

(6) Includes 57,500 owned by his wife as custodian for his minor children.

                              CERTAIN TRANSACTIONS

         The Company obtained funds for the cash payment required to carry out the acquisition of the assets used to start up NDL, and for working capital for NDL, from (i) the Company's working capital, (ii) the Loan, and (iii) term loans of $1,140,000 from Mr. and Mrs. Brooks, bearing interest at 9% per year. Under a collateral agreement [third party] (the "Collateral Agreement") covering securities owned by Mr. David H. Brooks, Chairman of the Board of the Company, and Mrs. Terry Brooks, his wife, Mr. Brooks and Mrs. Brooks have pledged certain marketable securities to the Bank to partially secure the Bank Loan. In exchange for this, the Company has agreed to grant to Mrs. Brooks 5-year warrants to purchase 3,750,000 shares of Common Stock, at a price of $1.33 per share. The warrants contain provisions for a one-time demand registration, registration, and piggyback registration rights. Mr. David Brooks also lent $2,000,000 to the Company to provide the funds needed to purchase the Point Blank Assets; the outstanding balance on that loan is now $750,000; the Company obtained funds to pay down the loan by liquidating certain investments at a profit. In the 12 months ended December 31, 1995, the Company has accrued for the account of Mr. and Mrs. Brooks a total of $111,750 in interest on their loans to the Company. Mr. and Mrs. Brooks have also pledged personal assets to BNY to secure the Company's debt to that bank. The Company entered into an employment agreement in April 1996 with Mr. Brooks, See "Employment Agreements."

         During 1995 and 1996, the Company sold unregistered shares of Common Stock to approximately 12 persons.

         NDL, Point Blank and OPI operate at a 67,000 square foot office and warehouse facility (the "Facility") located at 4031 N.E. 12th Terrace, Fort Lauderdale, Florida 33334, which it leases from V.A.E. Enterprises ("V.A.E."), a partnership controlled by Mrs. Brooks and beneficially owned by Mr. and Mrs. Brooks' minor children, which purchased the Facility on or about January 1, 1995. The lease is a 5-year net-net lease; annual base rental is $480,000 and is scheduled to increase by 4% per year. The Company, as lessee, is responsible for all real estate taxes and other operating and capital expenses. Management believes that the terms of the lease are no less favorable to the Company than could be obtained from an unrelated party.

         PACA leases 23,400 square feet of office, manufacturing and warehouse space at 148 Cedar Place, Norris, Tennessee from Leonard Rosen, President of PACA, at a present annual rental $43,200 plus real estate taxes of approximately $4,800 annually. The space is occupied pursuant to a five-year lease which expires October 31, 1997, with an option to acquire the property for $500,000. In the opinion of management, the rental is fair and reasonable and is approximately at the same rate that could be obtained from an unaffiliated lessor for property of similar type and location.

         The Company was organized by David H. Brooks on October 22, 1992. On November 6, 1992, Mr. Brooks purchases 12,000,000 shares of the Company's Common Stock for the sum of $8,000 and loaned the Company $1,200,000 on an unsecured basis. The purchase price of the shares of Common Stock purchased by Mr. Brooks was arbitrarily determined. The loan was evidenced by a demand promissory note which bore interest at the rate of 8% per annum and was repaid in March 1993 in full from the proceeds of a private placement transaction described above.

         On November 6, 1992, the Company acquired all of the issued and outstanding capital stock of PACA for $800,000 from ESC Industries, Inc. ("ESC") and loaned ESC $100,000. In addition, and as part of the transaction, the Company acquired 2,000,000 common stock purchase warrants from The Thunder Group, Inc., ESC's parent, for $205,000. Each warrant permits the purchase of one share of common stock of The Thunder Group, Inc. and ESC are now out of business and the warrants have no value. At the time of these transactions, Mr. Brooks and certain of his affiliates owned 775,000 shares of the common stock of The Thunder Group, Inc., representing approximately 5.6% of such outstanding shares, and warrants to acquire an additional 750,000 shares. The transactions between the Company, The Thunder Group, and its affiliates were negotiated at arm's length and were supported by an opinion of an independent business appraisal as to the fairness of the purchase price paid for PACA.

Proposal 2.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         The total authorized capital of the Company, as set forth in Article Fourth of the Company's Certificate of Incorporation, consists of 30,000,000 shares, of which 25,000,000 are Common Shares, par value $.001 per share, and 5,000,000 of which are designated Preferred Shares having a par value of $.001 per share.

         Under the proposed amendment to the Certificate of Incorporation, the total authorized capital will be increased to 105,000,000 shares, of which 100,000,000 shall be Common Shares par value $.001 per share and 5,000,000 of which shall be Preferred Shares, par value $.001 per share. The Board of Directors approved the proposal on October 31, 1996. The Board of Directors does not presently contemplate proposing any other changes to the Company's Certificate of Incorporation. In addition to the 22,999,008 Common Shares which were issued and outstanding as of December 5, 1996, the Company has reserved 4,699,500 Common Shares for issuance upon the exercise of outstanding stock purchase Warrants. (See Certain Transactions)

         On July 16, 1996, the Company paid a 50% Common Stock dividend. The payment of this dividend together with the full reserve of the Warrants outstanding would exceed the authorized capital. The holder of Warrants to purchase 2,500,000 shares of common stock (the wife of the Company's Chairman) released the Company from its obligation to reserve these shares and agreed not to exercise her Warrants until such time as the Company increased its authorized capital.

         The principal purpose for the proposal is to make available additional Common Shares for possible splits or dividends, employee benefit plans, acquisitions, public or private stock offerings and other corporate purposes as well as to provide for the full reserve of Common Shares issued upon the exercise of the Warrants referred to above. The Company does not presently have any agreements or understandings with respect to transactions which would call for the issuance of any of the additional 75,000,000 (other than those to be resolved for issuance upon the exercise of the Warrants, Common Shares, although management is continuously investigating various acquisition possibilities. Shareholders have no pre-emptive rights with respect to the issuance of additional Common Shares, and the issuance of additional Common Shares would not require any further shareholder approval.

         As noted above, the Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 5,000,000 shares of preferred stock, $.001 par value per share in such amounts and with such rights to dividends, voting, conversion, redemption and other terms as the Board may determine. At this time, no preferred stock is issued or outstanding, nor are there any plans to do so.

The Board of Directors recommends that the shareholders vote FOR the following resolution, approval of which requires an affirmative vote of a majority of the outstanding Common Shares.

                  RESOLVED, that Paragraph 1. of Article Four of DHB Capital Group Inc.'s Certificate of Incorporation be amended to read as follows:


         FOURTH.           Authorized Shares.

         1. The aggregate number of shares which the Corporation shall have authority to issue is 105,000,000 of which 5,000,000 shares of the par value of $.001 per share shall be designated "Preferred Shares" and 100,000,000 shares of the par value of $.001 per shall be designated "Common Shares."

Proposal 3.


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS


         Management proposes the appointment of Capraro, Centofranchi, Kramer & Co., P.C. as independent accountants to examine the financial statements of the Company for the fiscal year 1996. The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the meeting.

         Capraro, Centofranchi, Kramer & Co., P.C. has served as the independent accountants for the Company since 1992. A representative of Capraro, Centofranchi, Kramer & Co., P.C., is expected to be present at the meeting and will have the opportunity to make statements if he desires to do so and will be available to respond to appropriate questions.

         The affirmative vote of a majority of the Common Shares present, in person or represented by proxy, is required for ratification of the appointment of Capraro, Centofranchi, Kramer & Co., P.C. as the independent accountants.


The Board of Directors recommends that Shareholders vote FOR ratification of the appointment of Capraro, Centofranchi, Kramer & Co., P.C.



          Compliance with Section 16(a) Securities Exchange Act of 1934


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal years ended December 31, 1994 and December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                  ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 11 OLD WESTBURY ROAD, OLD WESTBURY, NEW YORK 11568, ATTENTION MARY KREIDELL, SECRETARY. THE FORM 10-KSB INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                FUTURE PROPOSALS

         If any member wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 1997 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the Company's principal executive office by a reasonable time prior to the 1997 annual meeting. All such proposals are subject to the applicable rules and requirement of the Securities and Exchange Commission.


                                  OTHER MATTERS

         Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgement of the person voting the shares represented by the proxy.


                       BY ORDER OF THE BOARD OF DIRECTORS






                                            Mary Kreidell,
                                            Secretary

                             DHB CAPITAL GROUP INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints David H. Brooks and Mary Kreidell, and each of them individually with the power of substation, as Proxy or Proxies of the undersigned, to attend and Act for and on behalf of the undersigned at the Special Meeting of Shareholders in lieu of the 1996 Annual Meeting of Shareholders of the Company to be held at the offices of NDL Products located at 4031 Northeast 12th Terrace, Oakland Park, Florida 33334 at 4:00 P.M. local time and at any adjournment thereof hereby revoking any prior Proxy or Proxies. This Proxy when on Monday, December 30, 1996 properly executed will be voted as directed herein by the undesigned. If no direction is made, shares will be voted FOR the election of directors named in the proxy and FOR Proposals 2 and 3.

              (Continued, and to be dated and signed on other side)




         Please mark your
         votes as in this
[X]      example.


1.       To elect as directors all the persons named below:

         David H. Brooks                    Mary Kreidell
         Morton A. Cohen                    Gary Nadelman
         Patrick J. Garvey                  Robert Trevisani


          For: [  ]                         Withhold Vote:  [  ]



           For, except vote withheld from the following nominees(s).

2.       Proposal to Amend the Company's Certificate of Incorporation.


           For:  [  ]          Against: [  ]          Abstain: [  ]



3. To appoint Capraro, Centofranchi, Kramer & Co., P.C., as Independent Accountants of Company.




           For:  [  ]          Against: [  ]          Abstain: [  ]




4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.






         (Signature should conform, exactly to name shown on this proxy. When shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).


                                         Dated   ___________________________1996

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature if held jointly





   Date sign and return the Proxy Card promptly using the enclosed envelope.